Page 1 of 3 — TRX Reports Second Quarter 2006 Results

Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

TRX REPORTS RECORD SECOND QUARTER 2006 RESULTS

Adjusted EBITDA More than Doubles to $5.5 Million; Diluted Earnings per Share of $0.10

ATLANTA, 03 August 2006 — TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today reported financial results for the quarter ended 30 June 2006.

Total revenues excluding client reimbursements for the second quarter of 2006 were $29.4 million compared with $29.2 million in the second quarter of 2005. Net income for the current quarter was $1.8 million compared with a net loss of ($2.7) million in the second quarter of 2005. Net income per diluted share was $0.10 compared to a net loss of ($0.22) per diluted share for the second quarter of 2005.

Revenues from transaction processing services increased 5% to $19.3 million. Revenues from data integration services increased 6% to $4.2 million. Revenues from customer care activities decreased 14% to $5.8 million. Core transaction processing and data integration revenues increased to 80% of revenues compared to 77% in the second quarter of 2005. Customer care revenue declined to 20% of revenues, compared to 23% in the second quarter of 2005 as the Company continued to execute on its previously announced strategy of transitioning away from customer care activities.

Adjusted EBITDA more than doubled to $5.5 million for the quarter, a $3.1 million increase from the second quarter of 2005.

For the six months ended 30 June 2006, revenues excluding client reimbursements increased to $60.6 million from $59.9 million in 2005. Net income was $4.7 million, compared with a net loss of $3.6 million for the first six months of 2005, and adjusted EBITDA was $11.2 million, compared with $5.0 million for the first six months of 2005.

“During the second quarter we made substantial progress in our strategic transition away from the call center business,” said TRX President & CEO Trip Davis. “As a result, TRX made progress on all our financial priorities: improving our revenue mix, growing our core business, and achieving record EBITDA margins.”

“We have been pleased to announce revenue growth opportunities through a number of new client signings: TravelGuru, a travel solutions company based in India; Beins, N.V., with the CheapTickets.nl brand, the largest online ticket provider in Holland; Viajes Marsans, the oldest travel company in Spain; WingsTM Corporate Travel, a leading South African agency,” Davis said. “We also just signed a long-term CORREX contract with Flight Centre in Australia, one of the world’s largest independent travel retailers. These new client relationships illustrate the leverage of our technology on a global basis.”

In a separate release yesterday, TRX announced the acquisition of Travel Analytics, Inc., a leader in corporate travel reporting and analytics. Davis added, “We are very excited about this acquisition, which broadens both our client base and our solution suite and demonstrates our focus on corporate travel data integration.”

TRX also updated its guidance for fiscal 2006:

•	2006 revenues excluding client reimbursements of $108 to $113 million, which includes core transaction processing and data integration revenues of $88 to $91 million and customer care revenues of $20 to $22 million.

•	2006 Adjusted EBITDA of $17.5 to $19.0 million.

•	Diluted earnings per share excluding the effects of non-cash stock compensation and previously announced restructuring expenses are expected to be $0.44 to $0.53 for the year.

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Page 2 of 3 — TRX Reports Second Quarter 2006 Results

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Page 3 of 3 — TRX Reports Second Quarter 2006 Results

Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 03 August at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, an archived webcast will be available shortly after the conclusion of the call, and remain available on the TRX website at www.trx.com for 90 days.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

Investor Contacts:	Lindsey Sykes
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES:
Transaction Processing	$19,330	$18,495	$39,411	$37,441
Data Integration	4,247	3,993	8,180	7,955
Customer Care	5,804	6,716	13,028	14,542

Transaction and other revenues	29,381	29,204	60,619	59,938
Client reimbursements	637	1,249	1,156	2,024

Total revenues	30,018	30,453	61,775	61,962

EXPENSES:
Operating	16,933	18,805	35,249	38,657
Selling, general and administrative	4,370	5,036	9,614	10,227
Technology development	2,916	2,934	5,278	6,065
Client reimbursements	637	1,249	1,156	2,024
Restructuring	932	2,018	839	2,308
Depreciation and amortization	2,610	2,407	5,245	4,810

Total expenses	28,398	32,449	57,381	64,091

OPERATING INCOME (LOSS)	1,620	(1,996)	4,394	(2,129)

INTEREST INCOME (EXPENSE):	187	(736)	338	(1,493)

NET INCOME (LOSS)	$1,807	$(2,732)	$4,732	$(3,622)

Net Income (Loss) per Share
Basic and diluted	$0.10	$(0.22)	$0.27	$(0.29)

Weighted Average Shares Outstanding
Basic and diluted	17,676	12,462	17,670	12,462

Other Data:
Adjusted EBITDA	$5,501	$2,442	$11,175	$5,031
Capital expenditures	$4,550	$1,517	$5,128	$3,321
Transaction processing volumes	21,632	20,803	44,917	42,405

	As of June 30, 2006	As of December 31, 2005
Consolidated Balance Sheet Data:
Cash and cash equivalents	$24,815	$28,633
Convertible notes	1,360	1,360
Total shareholders’ equity	37,891	32,601

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income (loss)	$1,807	$(2,732)	$4,732	$(3,622)
Depreciation and amortization	2,610	2,407	5,245	4,810
Interest (income) expense, net	(187)	736	(338)	1,493

EBITDA	4,230	411	9,639	2,681
Stock compensation expense	339	13	697	42
Restructuring expenses (1)	932	2,018	839	2,308

Adjusted EBITDA	$5,501	$2,442	$11,175	$5,031

(1)	Expenses for severance, lease, transition costs and accelerated depreciation associated with the closure of certain customer care operations.